                                                            EXHIBIT 21.1



                              SUBSIDIARIES
                                   OF
                              SHOPSMITH, INC.



    Name of Subsidiary
    and Name Under Which
    Subsidiary Does State of                              State of
    Business                                           Incorporation
    ------------------------                           -------------


    1.  Shopsmith Woodworking
         Promotions, Inc.                                   Ohio

    2.  Jefferson City Tool
         Company                                            Ohio

    3.  Shopsmith Woodworking Centers                       Ohio
         Ltd. Co.





                                    Page 17